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                                                                    EXHIBIT 23.7



                            CONSENT OF MERRILL LYNCH




         We hereby consent to the use of our opinion letter dated February 4, 2001 to the Board of Directors of Patterson Energy, Inc. included as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of UTI Energy Corp. with and into Patterson Energy, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary -- The Merger -- Opinions of Financial Advisors," "The Merger -- Background of the Merger," "The Merger -- Patterson's Reasons for the Merger" and "The Merger -- Opinion of Patterson's Financial Advisor." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              MERRILL LYNCH, PIERCE, FENNER &
                                                       SMITH INCORPORATED
                                              By:  /s/ ALAN J. BLACKBURN
                                                 -----------------------------

March 6, 2001